Exhibit 99.1

Phio Pharmaceuticals Secures New Investor

--Fund invests in microcap equities

MARLBOROUGH, Mass., May 17, 2024 (GLOBE NEWSWIRE) — Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a clinical stage biotechnology company whose proprietary INTASYL™ siRNA gene silencing technology is designed to make immune cells more effective in killing tumor cells, today announced it has entered into a purchase agreement with TRITON Funds.

Subject to the terms of the purchase agreement, TRITON will purchase up to approximately 18.8% of Phio’s common shares yielding gross proceeds of up to $621,000 to the Company. Axel Olson, investment representative at TRITON Funds, remarked: “TRITON believes intelligent scientific innovation, when combined with exceptional management, is a proven strategy for success. Our investment in Phio Pharmaceuticals, with its INTASYL™ technology, embodies this philosophy.”

“We are very pleased to have TRITON Funds take a significant position in our Company,” said Robert Bitterman, Phio President and CEO. “Their investment in microcap companies which develop breakthrough technologies establishes further recognition for our INTASYL program as a unique alternative for treatment of solid tumors.”

The securities described above were offered pursuant to an effective shelf registration statement that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 13, 2021 and declared effective by the SEC on May 21, 2021 (File No. 333-256100). A final prospectus supplement containing additional information relating to the offering, will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical stage biotechnology company whose proprietary INTASYL™ siRNA gene silencing technology is designed to make immune cells more effective in killing tumor cells. INTASYL is the only self-delivering RNAi technology focused on immuno-oncology therapeutics. INTASYL drugs precisely target specific proteins that reduce the body's ability to fight cancer, without the need for specialized formulations or drug delivery systems.

For additional information, visit the Company's website, www.phiopharma.com.

About TRITON FUNDS

TRITON FUNDS invests in high performance teams with revolutionary aspirations to grow their company into industry leaders. They provide strategic capitalization to organizations they believe have a viable future in the modern economy. For more information, visit www.tritonfunds.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. These statements, which include statements regarding the anticipated benefits of our INTASYL™ siRNA platform and the amount of gross proceeds raised pursuant to the purchase agreement with TRITON funds, are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, the impact to our business and operations by inflationary pressures, rising interest rates, recession fears, the development of our product candidates, results from our preclinical and clinical activities, our ability to execute on business strategies, our ability to develop our product candidates with collaboration partners, and the success of any such collaborations, the timeline and duration for advancing our product candidates into clinical development, the timing or likelihood of regulatory filings and approvals, the success of our efforts to commercialize our product candidates if approved, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those risks identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact:

Phio Pharmaceuticals Corp.

ir@phiopharma.com

PR Contact
Michael Adams
Bridge View Media

adams@bridgeviewmedia.com

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